MAC FILMWORKS, INC.

                                 FORM OF CLASS B
                                WARRANT AGREEMENT

                                                               __________, 2003


[NAME OF INVESTOR]
[ADDRESS OF INVESTOR]



Dear _________________:

         Mac Filmworks, Inc., a Delaware corporation (the "Company"), for value received, hereby agrees to issue a Class B Warrant entitling you to purchase ______________ shares of the Company's common stock (the "Common Stock"). Such warrants are evidenced by warrant certificates in the form attached hereto as Exhibit A (each such instrument being hereinafter referred to as a "Warrant," and each Warrant and all instruments hereafter issued in replacement, substitution, combination or subdivision thereof being hereinafter collectively referred to as the "Warrants"). The Warrants will be issued in consideration of an investment in the Company by you. The number of shares of Common Stock purchasable upon exercise of the Warrants is subject to adjustment as provided in Section 5 below. The Warrants will be exercisable by each you or any other Warrant holder (as defined below) as to all or any lesser number of shares of Common Stock covered thereby, at an initial Purchase Price of $3.00 per share, subject to adjustment as provided in Section 5 below, for the exercise period defined in Section 3(a) below. The term "Warrant holder" refers to each person whose name appears on the signature page of this agreement and any transferee or transferees of any of them permitted by Section 2(a) below. Such term, when used in this Warrant Agreement in reference to or in the context of a person who holds or owns shares of Common Stock issued upon exercise of a Warrant, refers where appropriate to such person who holds or owns such shares of Common Stock.


1.                Representations and Warranties.
                  ------------------------------

         The Company represents and warrants to you as follows:

(a) Corporate and Other Action. The Company has all requisite power and authority (corporate and other), and has taken all necessary corporate action, to authorize, execute, deliver and perform this Warrant Agreement, to execute, issue, sell and deliver the Warrants and a certificate or certificates evidencing the Warrants, to authorize and reserve for issue and, upon payment from time to time of the Purchase Price, to issue, sell and deliver, the shares of the Common Stock issuable upon exercise of the Warrants (the "Shares"), and to perform all of its obligations under this Warrant Agreement and the Warrants. The Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued and outstanding, fully paid and nonassessable and free of all liens, claims, encumbrances and preemptive rights. This Warrant Agreement and, when issued, each Warrant issued pursuant hereto, has been or will be duly executed and delivered by the Company and is or will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms. No authorization, approval, consent or other order of any governmental entity, regulatory authority or other third party is required for such authorization, execution, delivery, performance, issue or sale.

(b) No Violation. The execution and delivery of this Warrant Agreement, the consummation of the transactions herein contemplated and the compliance with the terms and provisions of this Warrant Agreement and of the Warrants will not conflict with, or result in a breach of, or constitute a default or an event permitting acceleration under, any statute, the Certificate of Incorporation or Bylaws of the Company or any indenture, mortgage, deed of trust, note, bank loan, credit agreement, franchise, license, lease, permit, or any other agreement, understanding, instrument, judgment, decree, order, statute, rule or regulation to which the Company is a party or by which it is or may be bound.

2. Transfer.

(a) Transferability of Warrants. You agree that the Warrants are being acquired as an investment and not with a view to distribution thereof and that the Warrants may not be transferred, sold, assigned or hypothecated except as provided herein and in compliance with all applicable securities and other laws.

(b) Registration of Shares. You agree not to make any sale or other disposition of the Shares except pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the "Act"), setting forth the terms of such offering, the underwriting discount and commissions and any other pertinent data with respect thereto, unless you have provided the Company with an opinion of counsel reasonably acceptable to the Company that such registration is not required. Certificates representing the Shares, which are not registered as provided in Section 2, shall bear an appropriate legend and be subject to a "stop-transfer" order.

3. Exercise of Warrants; Partial Exercise; Redemption.

(a) Exercise Period. This Warrant is exercisable from the date hereof and expires three years from the date of issuance.

(b) Exercise in Full. Subject to Section 3(a), Warrants may be exercised in full by the Warrant holder by surrender of the Warrants, with the form of subscription at the end thereof duly executed by such Warrant holder, to the Company at its principal office at 9464 Mansfield Road, Suite A-1, Shreveport, Louisiana 71118, Attention: Chief Executive Officer, accompanied by payment, in cash or by certified or bank cashier's check payable to the order of the Company, in the amount obtained by multiplying the number of shares of the Common Stock represented by the respective Warrant or Warrants by the Purchase Price per share (after giving effect to any adjustments as provided in Section 5 below).

(c) Partial Exercise. Subject to Section 3(a), each Warrant may be exercised in part by the Warrant holder by surrender of the Warrant, with the form of subscription at the end thereof duly executed by such Warrant holder, in the manner and at the place provided in Section 3(b) above, accompanied by payment, in cash or by certified or bank cashier's check payable to the order of the Company, in amount obtained by multiplying the number of shares of the Common Stock designated by the Warrant holder in the form of subscription attached to the Warrant by the Purchase Price per share (after giving effect to any adjustments as provided in Section 5 below). Upon any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the Warrant holder a new Warrant of like tenor, in the name of the Warrant holder thereof or as the Warrant holder (upon payment by such Warrant holder of any applicable transfer taxes) may request, subject to Section 2(a), calling in the aggregate for the purchase of the number of shares of the Common Stock equal to the number of such shares called for on the face of the respective Warrant (after giving effect to any adjustment herein as provided in Section 5 below) minus the number of such shares designated by the Warrant holder in the aforementioned form of subscription.

(d) Company to Reaffirm Obligations. The Company will, at the time of any exercise of any Warrant, upon the request of the Warrant holder, acknowledge in writing its continuing obligation to afford to such Warrant holder any rights to which such Warrant holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant Agreement; provided, however, that if the Warrant holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Warrant holder any such right.

         (e) Method of Redemption. If the closing bid price of the Common Stock shall have equaled or exceeded the Purchase Price, as adjusted, for a period of at least twenty (20) of the last thirty trading days at any time during the term hereof and the Company has in effect a current registration statement registering the sale of shares of Common Stock underlying the Warrant, the Company may, in its sole discretion, redeem the Warrants by paying Warrant holders $.01 per Warrant, provided such notice is mailed to all Warrant holders not later than thirty (30) days after the end of such period and prescribes a redemption date at least thirty (30) days but not more than sixty (60) days thereafter. Warrant holders will be entitled to exercise Warrants at any time up to the business day next preceding the redemption date.


4. Delivery of Stock Certificates on Exercise.

         Any exercise of the Warrants pursuant to Section 3 shall be deemed to have been effected immediately prior to the close of business on the date on which the Warrants together with the subscription form and the payment for the aggregate Purchase Price shall have been received by the Company. At such time, the person or persons in whose name or names any certificate or certificates representing the Shares or Other Securities (as defined below) shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares or Other Securities so purchased. As soon as practicable after the exercise of any Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of, and delivered to the purchasing Warrant holder, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock or Other Securities to which such Warrant holder shall be entitled upon such exercise, plus in lieu of any fractional share to which such Warrant holder would otherwise be entitled, cash in an amount determined pursuant to Section 6(h), together with any other stock or other securities and property (including cash, where applicable). The term "Other Securities" refers to any stock (other than Common Stock), other securities or assets (including cash) of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 below or otherwise.

5. Adjustment of Purchase Price and Number of Shares Purchasable.

         The Purchase Price and the number of Shares are subject to adjustment from time to time as set forth in this Section 5.

(a)      In case the Company shall at any time after the date of this Agreement
         (i) declare a dividend on the Common Stock in shares of its capital stock, (ii) subdivide the outstanding Shares, (iii) combine the outstanding Common Stock into a smaller number of Common Stock, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each case the Purchase Price, and the number and kind of Shares receivable upon exercise, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of Shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) No adjustment in the Purchase Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this subsection (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

(c) Upon each adjustment of the Purchase Price as a result of the calculations made in any of subsection (a) of this Section 5, each Warrant outstanding prior to the making of the adjustment in the Purchase Price shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Shares (calculated to the nearest thousandth) obtained by (i) multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to adjustment of the number of Shares by the Purchase Price in effect prior to adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(d) In case of any capital reorganization of the Company, or of any reclassification of the Common Stock (other than a reclassification of the Common Stock referred to in subsection (a) of this Section 5), or in the case of the consolidation of the Company with or the merger of the Company into any other corporation or of the sale, transfer, or lease of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Warrant shall after such capital reorganization, reclassification of the Common Stock, consolidation, merger, sale, transfer, or lease be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock purchasable (at the time of such capital reorganization, reclassification of shares, consolidation, merger, sale, transfer, or lease) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of the Common Stock, consolidation, merger, sale, transfer, or lease; and in any such case, if necessary, the provisions set forth in this
         Section 5 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities, assets, or cash thereafter deliverable upon the exercise of the Warrants. The subdivision or combination of the Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this paragraph. The Company shall not effect any such consolidation, merger, transfer, or lease, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing, receiving, or leasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant holder, the obligation to deliver to the Warrant holder such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and to perform the other obligations of the Company under this Warrant Agreement.

6.       Further Covenants of the Company.

(a) Dilution or Impairments. The Company will not, by amendment of its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants or of this Warrant Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant holders against dilution or other impairment. Without limiting the generality of the foregoing, the Company:

(i) shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrants and shall take all necessary actions to ensure that the par value per share, if any, of the Common Stock (or Other Securities) is at all times equal to or less than the then effective Purchase Price per share;

(ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock or Other Securities upon the exercise of the Warrants from time to time outstanding;

(iii) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets; and

(iv) will not transfer all or substantially all of its properties and assets to any person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving corporation), unless such other person shall expressly assume in writing and will be bound by all the terms of this Warrant Agreement and the Warrants.

(b) Title to Stock. All shares of Common Stock delivered upon the exercise of the Warrants shall be validly issued, fully paid and nonassessable; each Warrant holder shall, upon such delivery, receive good and marketable title to the Shares, free and clear of all voting and other trust arrangements, liens, encumbrances, equities and claims whatsoever; and the Company shall have paid all taxes, if any, in respect of the issuance thereof.

(c) Remedies. The Company stipulates that the remedies at law of the Warrant holder or any holder of Shares in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant Agreement or the Warrants are not and will not be adequate and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or in the Warrants or by an injunction against a violation of any of the terms hereof or thereof or otherwise.

(d) Exchange of Warrants. Subject to Section 2(a) hereof, upon surrender for exchange of any Warrant to the Company, the Company at its expense will promptly issue and deliver to or upon the order of the holder thereof a new Warrant or like tenor, in the name of such holder or as such holder (upon payment by such Warrant holder of any applicable transfer taxes) may direct, calling in the aggregate for the purchase of the number of shares of the Common Stock called for on the face or faces of the Warrant or Warrants so surrendered. The Warrants and all rights thereunder are transferable in whole or in part upon the books of the Company by the registered holder thereof, subject to the provisions of Section 2(a), in person or by duly authorized attorney, upon surrender of the Warrant, duly endorsed, at the principal office of the Company.

(e) Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at the expense of the Warrant holder, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

(f) Reporting by the Company. The Company agrees that during the term of the Warrants it will use its best efforts to keep current in the filing of all forms and other materials, if any, which it may be required to file with the appropriate regulatory authority pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all other forms and reports required to be filed with any regulatory authority having jurisdiction over the Company.

(g) Fractional Shares. No fractional Shares are to be issued upon the exercise of any Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to such fraction multiplied by the closing price which shall be the last reported sales price regular way or, in case no such reported sales takes place on such day, the average of the closing bid and asked prices regular way, on the principal national securities exchange in the United States on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any such national securities exchange, the average of the highest reported bid and lowest reported asked price as furnished by the National Association of Securities Dealers, Inc. through its automated quotation system ("Nasdaq") or a similar organization if Nasdaq is no longer reporting such information.

7.       Other Warrant Holders: Holders of Shares.

         The Warrants are issued upon the following terms, to all of which each Warrant holder by the taking thereof consents and agrees: (a) any person who shall become a transferee, within the limitations on transfer imposed by Section 2(a) hereof, of a Warrant properly endorsed shall take such Warrant subject to the provisions of Section 2(a) hereof and thereupon shall be authorized to represent himself as absolute owner thereof and, subject to the restrictions contained in this Warrant Agreement, shall be empowered to transfer absolute title by endorsement and delivery thereof to a permitted bona fide purchaser for value; (b) any person who shall become a holder or owner of Shares shall take such shares subject to the provisions of Section 2(b) hereof; (c) each prior taker or owner waives and renounces all of his equities or rights in such Warrant in favor of each such permitted bona fide purchaser, and each such permitted bona fide purchaser shall acquire absolute title thereto and to all rights presented thereby; and (d) until such time as the respective Warrant is transferred on the books of the Company, the Company may treat the registered holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary.

8. Miscellaneous.

         All notices, certificates and other communications from or at the request of the Company to any Warrant holder shall be mailed by first class, registered or certified mail, postage prepaid, to such address as may have been furnished to the Company in writing by such Warrant holder, or, until an address is so furnished, to the address of the last holder of such Warrant who has so furnished an address to the Company, except as otherwise provided herein. This Warrant Agreement and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Warrant Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof. This Warrant Agreement, together with the forms of instruments annexed hereto as exhibits, constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.


         IN WITNESS WHEREOF, the Company has caused this Warrant Agreement to be executed on this the ______ day of ______, 2003, in Shreveport, Louisiana, by its proper corporate officers, thereunto duly authorized.



                                                     MAC FILMWORKS, INC.


                                                     By________________________
                                                        JIM MCCULLOUGH, SR.
                                                        Chief Executive Officer


The above Warrant Agreement is confirmed as of this ____ day of _______, 2003.

------------------------------------


By:_________________________________

Printed Name: ________________________

Title:________________________________



                                                                       Exhibit A


                  [FORM OF FACE OF CLASS B WARRANT CERTIFICATE]


Class B Warrant No.  ____                                            To Purchase
                                                        ____________ Shares of
                                                                    Common Stock

                           CLASS B WARRANT CERTIFICATE
                          FOR PURCHASE OF COMMON STOCK


                               MAC FILMWORKS, INC.


Incorporated Under the Laws of Delaware

     This certifies that, for value received, the hereafter named registered owner is entitled, subject to the terms and conditions of this Warrant, until the expiration date, to purchase the number of shares set forth above of the common stock (the "Common Stock"), of Mac Filmworks, Inc. (the "Corporation") from the Corporation at the purchase price per share hereafter set forth, on delivery of this Warrant to the Corporation with the exercise form duly executed and payment of the purchase price (in cash or by certified or bank cashier's check payable to the order of the Corporation) for each share purchased. This Warrant is subject to the terms of the Warrant Agreement between the parties thereto dated as of ___________, 2003, the terms of which are hereby incorporated herein. Reference is hereby made to such Warrant Agreement for a further statement of the rights of the holder of this Warrant.

Registered Owner: _______________________              Date: ____________, 2003
                           -----------------------

Purchase Price
  Per Share:               $_______

Expiration Date:           Subject to Section 3(a) of the Warrant Agreement,
________, 2006.


     WITNESS the signature of the Corporation's authorized officer:

                                              MAC FILMWORKS, INC.



                                            By________________________________
                                              JIM MCCULLOUGH, SR.
                                              Chief Executive Officer







3

                [FORM OF REVERSE OF CLASS B WARRANT CERTIFICATE]

                              FORM OF SUBSCRIPTION

(To be signed only upon exercise of Warrant)

To Mac Filmworks, Inc.:

     The undersigned, the holder of the enclosed Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________* shares of Common Stock of Mac Filmworks, Inc. and herewith makes payment of $_______________ therefor, and requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned.

Dated:______________

                                   --------------------------------------------
                                     (Signature must conform in all respects to
                                   name of holder as specified on the face of
                                    the enclosed Warrant)

                                 --------------------------------------------
                                  (Address)

---------------------------

(*) Insert here the number of shares called for on the face of the Warrant or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised, in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant Agreement pursuant to which the Warrant was granted, may be delivered upon exercise.








                                   ASSIGNMENT

   For value received, the undersigned hereby sells, assigns and transfers unto

                           Name:
                                    --------------------------------------------
                           Address:
                                   ---------------------------------------------

                           City/State:
                                      ------------------------------------------
                           SSN:
                                    --------------------------------------------

the right  represented  by the  enclosed  Warrant  to  purchase
_________________  shares  of Common  Stock of Mac
Filmworks, Inc. to which the enclosed Warrant relates, and appoints _____________________ Attorney to transfer such right on the books of Mac Filmworks, Inc. with full power of substitution in the premises.

         The undersigned represents and warrants that the transfer of the enclosed Warrant is permitted by the terms of the Warrant Agreement pursuant to which the enclosed Warrant has been issued, and the transferee hereof, by his acceptance of this Agreement, represents and warrants that he is familiar with the terms of said Warrant Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto.

Dated:_________________________          ______________________________________
                                     (Signature must conform in all respects to name of holder as specified on the face of the enclosed Warrant)
Signed in the presence of:


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